UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 22, 2020

HOME BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2020, John W. Allison, Chairman and Chief Executive Officer of Home BancShares, Inc. (the “Company”) notified the Company’s Board of Directors (the “Board”) that, in response to the result of the “say on pay” advisory vote during the Company’s Annual Meeting of Shareholders held on April 16, 2020 (the “Annual Meeting”), he is voluntarily reducing his current annual base salary from $500,000 to $400,000, a 20% reduction, for the next 12 months effective May 8, 2020.

Although the say on pay vote regarding the Company’s executive compensation is advisory, the Company takes this input from our shareholders very seriously, and the Compensation Committee of the Board intends to undertake an evaluation of the Company’s executive compensation program in light of the results of this vote.

Item 8.01.  Other Events.

On April 22, 2020, Alex R. Lieblong resigned from his position as Chairman of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), and the Board appointed Jim Rankin, Jr. as the new chairman of the Nominating Committee effective immediately. Mr. Lieblong will remain a member of the Nominating Committee.

Also on April 22, 2020, Robert H. Adcock, Jr., resigned from his positions as a member of the Nominating Committee and the Audit and Risk Committee of the Board. Mr. Adcock will remain a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: April 24, 2020	/s/	Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer